UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08772	59-0559446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 841-4755

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On January 22, 2004, Hughes Supply, Inc., a Florida corporation (the “Corporation”), priced the offering and sale (the “Offering”) of 6,000,000 shares of its $1.00 par value common stock (the “Shares”). At the closing of the Offering, the Corporation will receive net proceeds of approximately $275.9 million from the Offering ($317.4 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and estimated Offering expenses.

The sale of the Shares was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-110150) (the “Registration Statement”) filed with the Commission on October 31, 2003, amended on December 19, 2003 and December 31, 2003 and declared effective by the Commission on January 2, 2004. The Corporation is filing this Current Report on Form 8-K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Registration Statement by reference. By filing this Current Report on Form 8-K, however, the Corporation does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of Regulation S-K) in the information set forth in the Registration Statement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this Report:

1.1	Underwriting Agreement, dated as of January 22, 2004, by and among Hughes Supply, Inc. and Lehman Brothers Inc. as representatives of the several underwriters.

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Supply, Inc.

Date: January 23, 2004	By:	/s/ David Bearman

David Bearman Executive Vice President and Chief Financial Officer

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Index to Exhibits filed with Form 8-K

Exhibit	Description of Exhibit

1.1	Underwriting Agreement, dated as of January 22, 2004, by and among Hughes Supply, Inc. and Lehman Brothers Inc. as representatives of the several underwriters.

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3).